Exhibit 99.1

FORM OF

VOTING TRUST AGREEMENT

VOTING TRUST AGREEMENT (the “Agreement”), dated as of [•], 2009, between Citigroup Inc., a Delaware corporation (the “Company”), and BNY Mellon Trust of Delaware, a Delaware banking corporation, as trustee (the “Trustee”) and the Holders (as defined below). Capitalized terms used but not defined herein shall have the meanings set forth in the Company’s Prospectus, dated [•], 2009, contained in the registration statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) on [•], 2009, and the Letter of Transmittal (as defined below).

RECITALS

WHEREAS, the voting trust created by this Agreement (the “Voting Trust”) is being formed to hold the Common Stock issued in respect of the Subject Securities accepted for exchange by the Company in the Exchange Offers and to vote such shares of Common Stock in accordance with the instructions set forth in each Holder’s Letter of Transmittal (as defined below);

WHEREAS, each tendering holder of Subject Securities in the Exchange Offers has, pursuant to the letter of transmittal sent to holders of Public Preferred Depositary Shares and Trust Preferred Securities in connection with the Exchange Offers (the “Letter of Transmittal”), irrevocably instructed the Exchange Agent to deliver Common Stock to be issued pursuant to the Exchange Offers to the Voting Trust on the settlement date of the Exchange Offers (the “Effective Date”);

WHEREAS, the tendering holders of Subject Securities in the Exchange Offers whose Subject Securities have been accepted for exchange by the Company (the “Holders”) desire to deposit into the Voting Trust all Common Stock issued to them pursuant to the Exchange Offers;

WHEREAS, each Holder has in the Letter of Transmittal irrevocably instructed the Trustee to deliver the voting agreement contained herein and to grant an irrevocable proxy with respect to the shares of Common Stock to be issued to such Holder to execute a written consent in favor of the Common Stock Amendments;

WHEREAS, on the Effective Date the Trustee will execute an irrevocable proxy to execute a written consent in favor of the Common Stock Amendments; and

NOW, THEREFORE, in consideration of the mutual agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the Company does hereby assign, convey, transfer and deliver to the Trustee ten dollars ($10.00) (the “Initial Cash Amount”) and such other property acceptable to the Trustee as the Company elects, TO HAVE AND TO HOLD the same and any other property as the Trustee may hereafter at any time hold or acquire hereunder IN TRUST, NEVERTHELESS, for the following uses and purposes and subject to the terms and conditions hereinafter set forth:

ARTICLE I

DECLARATION OF TRUST

1.1 Purpose of the Voting Trust. The purpose of the Voting Trust is to hold the Common Stock issued pursuant to the Exchange Offers and to set forth the manner in which the Trustee shall vote the deposited shares of Common Stock in respect of the Common Stock Amendments.

1.2 Transfer of Common Stock. On the Effective Date, the Exchange Agent shall transfer to the Trustee, and the Trustee shall thereafter hold a book-entry position on the records of Computershare Trust Company, N.A., the Company’s transfer agent, representing such shares of Common Stock to be issued to Holders pursuant to the Exchange Offers (the “Trust Shares”). The Trustee is hereby fully authorized and empowered to receive such transfers, and upon such transfer, such Trust Shares shall become the assets of the Voting Trust. The assets of the Voting Trust will consist solely of the Initial Cash Amount and the Trust Shares.

1.3 Acceptance by Trustee. The Trustee hereby accepts (a) the trust created by this Agreement, (b) the appointment to serve as trustee hereunder and (c) the transfer of the Trust Shares to be held as the assets of the Voting Trust. The Trustee agrees to hold the Trust Shares, to perform any act in respect of the Trust Shares and to release the Trust Shares only in accordance with the terms of this Agreement, and shall not have the power or authority to engage in any other activity or perform any act except in pursuit of the foregoing purpose and any activity that is necessary or incidental to the foregoing purpose.

1.4 Evidence of Beneficial Interest. The Holders shall be beneficiaries of the Voting Trust. Ownership of a beneficial interest in the Voting Trust shall not be evidenced by any certificate, security or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Voting Trust by the Trustee.

1.5 Nature of Voting Trust. The Voting Trust is intended to be a common law trust and is not intended to be and shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company, association or any other type of business entity. For purposes of this Agreement, the Holders’ relationship to the Trustee shall be solely that of beneficiaries of the Voting Trust created by this Agreement.

1.6 Tax Treatment. The Voting Trust shall either be treated as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended, or shall be treated as merely a custodial arrangement that is not an entity recognized for U.S. federal tax purposes, and the provisions of this Agreement shall be interpreted in a manner consistent with such treatment.

ARTICLE II

THE TRUSTEE

2.1 Term of Service. The Trustee shall serve until the earlier of (a) the termination of the Voting Trust in accordance with Article IV of this Agreement or (b) such Trustee’s resignation, removal or liquidation.

2.2 Trust Continuance. The resignation, removal or liquidation of the Trustee shall not terminate the Voting Trust or revoke any existing agency created by the Trustee pursuant to this Agreement or invalidate any action theretofore taken by the Trustee, and each successor Trustee agrees that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor Trustee and all his, her or its heirs and legal and personal representatives, successors or assigns.

2.3 Services. The Trustee shall be entitled to engage in such other activities as it deems appropriate that are not in conflict with this Agreement.

2.4 Resignation. The Trustee may resign at any time upon 30 days written notice to the Company; provided that such resignation shall only become effective upon the appointment of a successor Trustee that shall become fully vested with all of the rights, powers, duties and obligations of its predecessor, whereupon the predecessor Trustee shall be fully released from all responsibilities relating to the Voting Trust.

2.5 Removal of Trustee. The Trustee may be removed at any time, with or without cause by the Company, and an individual or individuals and/or bank or trust company may be appointed by the Company as successor Trustee. If the Trustee resigns or is removed or otherwise ceases to serve as Trustee hereunder and the Company fails to select a successor Trustee within fifteen days thereafter, any interested party (including the predecessor Trustee) may petition a court of competent jurisdiction for the appointment of a successor Trustee.

2.6 Compensation and Expenses of Trustee. During the period of its service as the Trustee, the Trustee shall receive from the Company reasonable compensation as shall be agreed upon from time to time by the Trustee and the Company (and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee hereunder and (ii) reimburse the Trustee for all reasonable expenses (including reasonable attorneys’ fees) of the Trustee.

2.7 General Powers of the Trustee. (a) The Trustee shall be expressly authorized (i) to maintain record ownership of the Trust Shares, (ii) to vote or take any action by written consent with respect to all Trust Shares held by it pursuant to this Agreement, in person or by proxy, at all meetings of the stockholders of the Company and in all proceedings, actions or instruments where a vote or written consent of stockholders may be required or permitted by law and (iii) to distribute, directly or through one of its affiliates, the Trust Shares to such beneficiaries as are entitled to receive them in accordance with this Agreement. Notwithstanding the preceding sentence, the Trustee shall not have a right to vote or take any action by written consent with respect to Trust Shares held by it in any case where the existence of such right would cause the Trust to be treated as an entity other than a grantor trust for United States federal tax purposes; provided, however, the Trustee shall have no obligation to investigate or determine such matters. For the avoidance of doubt, the Trustee shall have the right to vote or take action by written consent in favor of each Common Stock Amendment in accordance with Section 3.1 herein, and the Company hereby certifies that such right will not jeopardize the treatment of the Trust as either a grantor trust or as merely a custodial arrangement that is not an entity recognized for United States federal tax purposes. In addition, the Trustee shall have the following duties, which shall all be carried out in the State of Delaware or such other jurisdiction as the Trustee shall, from time to time, select as the situs of the trust:

(i) To maintain records of the Voting Trust.

(ii) To maintain an office for Trustee meetings and other trust business.

(iii) To respond to inquiries concerning the Voting Trust from the Company.

(iv) To execute documents with respect to Voting Trust account transactions, if any.

(v) To initiate transactions on behalf of the Voting Trust, if any.

(vi) To retain accountants, attorneys, agents and other advisers in connection with the performance of the Trustee’s duties.

(vii) At the Company’s request and expense, to prepare or arrange for the preparation of all applicable tax returns and tax reporting on behalf of the Voting Trust. In the event the Company requests the Trustee prepare any tax returns, the Trustee is authorized to engage [            ] for the preparation of such tax returns.

(b) The Trustee shall not have any duty or obligation to manage, control, prepare, file or maintain any report, financing or continuation statement, license or registration, use, sell, dispose of or otherwise deal with the Trust Shares, or otherwise to take or refrain from taking any action under or in connection with this Agreement or any other documents except pursuant to the express terms of this Agreement or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any SEC filing for the Voting Trust, the Trust assets or as relates to the Company or to record this Agreement or any document.

(c) The Trustee shall be under no obligation to institute, conduct or defend any litigation, arbitration or other proceeding under this Agreement or otherwise or in relation to this Agreement (including, without limitation, in respect of any claim made relating to the Trust estate or the Company).

(d) The Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its reasonable control, the Trustee shall be unable, prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

(e) The Trustee shall not be required to take any action hereunder or otherwise if the Trustee in the opinion of nationally-recognized outside counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or is otherwise contrary to law.

(f) The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Company or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Shares.

(g) The Trustee shall not be required to inspect or independently confirm that each Holder’s Letter of Transmittal provides an instruction to the Trustee as to how to vote the Trust Shares but instead shall be entitled to conclusively presume, without investigation, that each such Holder has instructed the Trustee to vote in favor of the Common Stock Amendment.

(h) The Trustee shall have no liability for the failure of Computershare Trust Company, N.A. to reflect the Trustee on its records as the record holder of the Trust Shares as contemplated by Section 1.2 of this Agreement. The Company has directed Computershare Trust Company, N.A. to deliver to the Trustee on the Effective Date a Direct Registration (DRS) Advice in the form attached hereto as Annex B to evidence the Trustee’s book-entry position on Computershare Trust Company, N.A.’s records and the Trustee shall not be required to obtain any other evidence or confirmation that it is the holder of the Trust Shares.

2.8 Standard of Care; Exculpation. Neither the Trustee nor any director, officer, affiliate, employee, employer, professional, agent or representative of the Trustee shall be personally liable in connection with the affairs of the Voting Trust to any person or entity except for such acts or omissions of the Trustee as shall constitute fraud, willful misconduct or gross negligence. Subject to the foregoing:

(a) The Trustee shall be entitled to assume the validity and enforceability of all documents provided to it, and reasonably be believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties, without further inquiry;

(b) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions provided hereunder;

(c) The Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the other parties or for the form, character, genuineness, sufficiency, value or validity of any of the Trust estate;

(d) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Company requesting instruction as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with any such instruction from the Company, the Trustee shall not be liable on account of such action to any person. If the Trustee shall not have received appropriate instructions within ten calendar days of sending such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and the Trustee shall have no liability to any person for any such action or inaction;

(e) The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document as long as the Trustee has otherwise satisfied its obligations under this Agreement; and

(f) The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.

2.9 Indemnification. The Company shall be liable as primary obligor for, and shall indemnify the Trustee and its successors, assigns, officers, directors, employees and agents (the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable out of pocket costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (“Liabilities”) which may at any time be imposed on, incurred by, or asserted against the Trustee or any other Indemnified Party in any way relating to or arising out of this Agreement, the Trust Shares, the administration of the Trust or the action or inaction of the Trustee or any other Indemnified Party hereunder, except only that the Company shall not be liable for or required to indemnify an Indemnified Party from and against Liabilities arising or resulting from such Indemnified Party’s gross negligence, fraud, or willful misconduct. The indemnities contained in this Section shall survive the resignation or termination of the Trustee or the termination of this Agreement. Notwithstanding any other provision of this Agreement, in no event shall the Trustee be liable (i) for special, consequential or indirect damages or for any loss of business or profits or loss of opportunity, (ii) for the acts or omissions of its nominees, correspondents, agents or any depository or (iii) for the acts or omissions of brokers or dealers.

2.10 No Liability for Acts of Successor, Predecessor Trustee. Upon delivery of the Trust Shares to a successor Trustee, the predecessor Trustee shall have no further liability or responsibility with respect thereto. A successor Trustee shall have no duty to examine or inquire into the acts or omissions of their immediate or remote predecessors and no successor Trustee shall be in any way liable for the acts or omissions of any predecessor Trustee unless the successor Trustee expressly assumes such responsibility.

2.11 Agents, Etc. In the exercise or administration of the trust hereunder, in the exercise of its rights and powers and in the performance of its duties and obligations under this Agreement, the Trustee: (i) may act directly or through its agents (including its affiliates), attorneys, custodians or nominees pursuant to agreements entered into with any of them, and although the Trustee shall be responsible for all obligations of the Trustee hereunder, the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee in good faith, and (ii) may consult with counsel, accountants and other skilled professionals to be selected in good faith and employed by it, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons as long as no officer of the Trustee having direct responsibility for the administration of this Agreement has any actual knowledge that such opinion or advice is inappropriate or based on incorrect information.

2.12 Trustee Acts as Trustee. In accepting the Voting Trust created hereby, the Trustee acts solely as trustee hereunder and not in any individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated hereby shall not have any recourse to the Trustee in its individual capacity, except in the case of gross negligence, fraud or willful misconduct of the Trustee.

2.13 No Expenses for the Trustee. The Trustee shall not have any obligation by virtue of this Agreement to spend any of its own funds, or to take any action which could, in the judgment of such Trustee, result in any cost or expense being incurred by the Trustee other than in connection with its own obligations hereunder. The Trustee shall not be required to take any action or refrain from taking any action under this Agreement unless it shall have been indemnified by the Company in a manner and form satisfactory to such Trustee against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith. No provision of this Agreement shall be deemed to impose any duty on the Trustee to take any action if the Trustee shall have been advised by counsel that such action would expose it to personal liability, is contrary to the terms hereof or is contrary to law.

2.14 Holders Bound. Every Holder shall be deemed conclusively for all purposes to have assented to this Agreement and to all of its terms, conditions and provisions and shall be bound thereby with the same force and effect as if such holder or bearer had executed this Agreement.

2.15 Acknowledgment of Multiple Roles. The parties expressly acknowledge and consent to Mellon Investor Services LLC acting as agent of the Trustee to perform any of the activities of the Trustee or its affiliates described herein and also acting in the capacity of Exchange Agent under the exchange agent agreement, dated [—], 2009 (the “Exchange Agent Agreement”), among the Company, the Exchange Agent and the Trustee. Mellon Investor Services LLC may, in such capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Mellon Investor Services LLC of its express duties set forth in this Agreement and the Exchange Agent Agreement, all of which defenses, claims or assertions are hereby expressly waived by the parties hereto except in the case of the willful misconduct, gross negligence or bad faith by Mellon Investor Services LLC.

ARTICLE III

DUTIES OF THE TRUSTEE

3.1 Voting Agreement; Voting. For so long as this Agreement remains in effect, the Trustee and each Holder agrees (with respect to all Trust Shares delivered to the Voting Trust in respect of Subject Securities held by such Holder) to vote (or cause to be voted) all of the Trust Shares in favor of each Common Stock Amendment at every annual, special or other meeting of the stockholders of the Company, and at any adjournment thereof, or pursuant to any consent in lieu of a meeting, or otherwise. On the Effective Date, in furtherance of the voting agreement contained in the preceding sentence, upon transfer of the Trust Shares to the Trustee pursuant to Section 1.2 of this Agreement, the Trustee shall, with respect to each Trust Share, deliver an irrevocable proxy to the Company in the form attached hereto as Annex A, authorizing the persons named therein to execute a written consent (or vote at a meeting) in favor of each Common Stock Amendment with respect to each such Trust Share on the Distribution Date as set forth in the Letter of Transmittal submitted by such Holder.

3.2 Distribution of Trust Assets.

(a) On the business day immediately following the Effective Date (the “Distribution Date”) and after the Trustee delivers to the Company the proxies required by Section 3.1 of this Agreement, the Trustee shall release and distribute, directly or through one of its affiliates, to each Holder the number of Trust Shares such Holder is entitled to receive in accordance with the delivery instructions specified in the Letter of Transmittal submitted by such Holder.

(b) Promptly following the approval of the Common Stock Amendment by the requisite vote of the holders of the Company’s Common Stock, the Trustee shall distribute the Initial Cash Amount to the Company.

3.3 No Periodic Accounts or Bond. The Trustee shall not be required to file or render any periodic accounts in or to any court other than for good cause shown. The Trustee shall not be required to give any bond.

ARTICLE IV

TERMINATION OF TRUST

4.1 Dissolution of the Voting Trust. The Trustee shall be discharged and the Voting Trust shall be terminated and dissolved, and this Agreement shall no longer continue to be in effect (except as to provisions that by their terms survive), on the latest to occur of (a) the Distribution Date and (b) the date on which all of the Trust Shares have been distributed to the Holders (or, in the case of the Initial Cash Amount, to the Company) pursuant to Section 3.2 of this Agreement.

4.2 Winding Up and Discharge of the Trustee. For the purposes of winding up the affairs of the Voting Trust at the conclusion of its term, the Trustee shall continue to act as Trustee until its duties have been fully discharged. After doing so, the Trustee, its agents and employees shall have no further duties or obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1 Amendments.

(a) Prior to the Effective Date, the Company and the Trustee may modify, supplement or amend this Agreement without the consent of any Holders; provided that any such modification, supplement or amendment shall be in writing executed by the Company and the Trustee.

(b) On or after the Effective Date, the Company and the Trustee may modify, supplement or amend this Agreement only in a writing executed by the Company and the Trustee with the unanimous consent of Holders then entitled to receive Trust Shares; provided that no consent of Holders shall be required if such modification, supplement or amendment (i) is solely for the purpose of correcting manifest error, curing any ambiguity or correcting or supplementing any defective provision herein which may be inconsistent with any other provision herein or (ii) is to effect any other amendment to this Agreement which the Company and the Trustee may determine, in each case, does not materially and adversely affect the interest of any Holder.

(c) Notwithstanding any other provision herein, the Trustee shall not allow any amendment to this Agreement that would cause the Voting Trust to be treated as an entity other than a grantor trust for United States federal tax purposes.

5.2 Legal Matters. The Company and the Trustee shall reasonably cooperate with each other to comply with any applicable securities and/or other regulatory requirements with respect to this Agreement.

5.3 Irrevocability. This Agreement and the Voting Trust created hereunder and any proxy delivered hereunder shall be irrevocable.

5.4 Governing Law. The validity, construction and effect of the provisions of this Agreement in all respects shall be governed and regulated according to and by the laws of the State of Delaware. The Voting Trust shall be administered in accordance with the laws of Delaware, and the Trustee shall not be required to account in any court other than one of the courts of Delaware and shall have no duty to account in the courts of Delaware.

5.5 Limitation of Benefits. Except as otherwise specifically provided in this Agreement, nothing herein is intended or shall be construed to confer or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

5.6 Severability. In the event that any provision of this Agreement or the application thereof to any person or circumstance shall be determined by any court to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstance, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

5.7 Notices. All notices, requests, demands, consents and other communication hereunder shall be in writing and shall be deemed to have been duly given to a person, if delivered in person or by facsimile or if sent by overnight mail, registered mail, certified mail or regular mail, with postage paid, to the following addresses:

If to the Company:

399 Park Avenue

New York, New York 10043

Attention: General Counsel

with a copy to

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York, 10006

Attention: Neil Q. Whoriskey

Fax: 212-225-3999

If to the Trustee:

Joellen McNamara

Relationship Manager

International Corporate Trust

The Bank of New York Mellon

101 Barclay Street 4E, New York, NY 10286

Tel: 212-815-5587

Fax: 212-815-5366

with a copy to:

Kristine K. Gullo,

Vice President · BNY Mellon Trust of Delaware

100 White Clay Center, Route 273

P.O. Box 6995

Newark, DE 19714

Tel: 302.283.8905

Fax 302.453.4400

The parties may designate in writing from time to time other and additional places to which notices may be sent.

5.8 Further Assurances. Subject to the other provisions of this Agreement, from and after the Effective Date, the parties hereto covenant and agree to execute and deliver all such documents and notices and to take all such further actions as may reasonably be required from time to time to carry out the intent and purposes of this Agreement, and to consummate the transactions contemplated hereby.

5.9 Successors and Assigns. The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.10 Interpretation. The enumeration and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof. Unless context otherwise requires, whenever used in this Agreement the singular shall include the plural and the plural shall include the singular, and words importing the masculine gender shall include the feminine and the neuter, if appropriate, and vice versa, and words importing persons shall include partnerships, associations, corporations and other entities. The words herein, hereby and hereunder, and words with similar import, refer to this Agreement as a whole and not to any particular section or subsection hereof unless the context requires otherwise.

5.11 Counterparts. This Agreement may be signed by the parties hereto in counterparts, which, taken together, shall constitute one and the same document.

5.12 Agency. Mellon Investor Services LLC (d/b/a BNY Mellon Shareowner Services) agrees to act as the Trustee’s agent for the purposes of the distribution of the Trust Shares pursuant to Section 3.2 hereof.

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers, all as of the date first above written.

CITIGROUP INC.

By:
Name:
Title:

BNY MELLON TRUST OF DELAWARE, as Trustee

By:
Name:
Title:

Acknowledged and Agreed to:

MELLON INVESTOR SERVICES LLC

By:
Name:
Title:

Annex A

Form of Irrevocable Proxy

CITIGROUP INC.

Proxy Solicited on Behalf of the Board of Directors of Citigroup Inc.

The undersigned hereby constitutes and appoints Richard D. Parsons, Vikram S. Pandit and Michael S. Helfer, each of them his or her true and lawful agents and proxies with full power of substitution in each, to execute a written consent, withhold consent, or abstain on behalf of all of the shares held by the undersigned as of the record date, in accordance with the instructions given herein.

This proxy, when properly executed, will be used in the manner directed herein. If no direction is made, this proxy will be used to CONSENT to the Authorized Share Increase, the Reverse Stock Split and the Preferred Stock Amendment.

NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE USED IN THE MANNER DESCRIBED ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the proxy statement in connection with the proposed amendments to the restated certificate of incorporation and consents, withholds consent or abstains from consenting, with respect to all of the common stock of Citigroup Inc. held by the undersigned, to the approval of the proposals set forth herein without a meeting of the stockholders of Citigroup Inc.

INSTRUCTIONS.

TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF THE PROPOSED AMENDMENTS, CHECK THE APPROPRIATE BOX BELOW AND SIGN, DATE AND RETURN THIS PROXY CARD. IF NO BOX IS MARKED BELOW WITH RESPECT TO A PROPOSAL, AND THIS PROXY CARD IS SIGNED, DATED AND RETURNED, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENTS.

The Board of Directors recommends a vote to CONSENT to each of the following proposals:

	Consent	Withhold Consent	Abstain
Proposal to approve the Authorized Share Increase Amendment set forth in Annex A to the proxy statement on Schedule 14A filed on [ ], 2009, describing the Common Stock Proposals (the “Common Stock Proxy Statement”).	☑	☐	☐

Proposal to approve the Reverse Stock Split Amendment set forth in Annex B to the Common Stock Proxy Statement.	☑	☐	☐

Proposal to approve the Public Preferred Stock Amendment set forth in Annex C to the Common Stock Proxy Statement.	☑	☐	☐

	Yes	No
Please Indicate if you would like to keep your vote confidential under Citigroup’s Confidential Voting Policy	☐	☑

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE , 2009 BNY Mellon Trust of Delaware, not individually but solely as trustee under that certain Voting Trust Agreement, dated as of , 2009.
By:
Signature

Annex B

Citigroup Inc.

Computershare Trust Company, N.A.

PO Box 43078

Providence, RI 02940-3078

Within the US, Canada & Puerto Rico 888-250-3985

Outside the US, Canada & Puerto Rico 781-575-4555

www.computershare.com/investor

XXXXXXXXXXXXXXX
Xxxxxxxxxxxxx	Holder Account Number
Xxxxxxxxxxxxxx
xxxxxxxxxxxxxxx	C00000000000

	SSN/TIN Certified	Yes

	Symbol	C

Security Description	Class	CUSIP	Date	Transaction Description	Direct Registration Share Balance
Common Stock	C0l	172967101	17 Jul 2008		0.000000

				Total Shares	0.000000

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